ENTRUSTMENT AGREEMENT

Party A: Beijing Deli Solar Technology Development Co., Ltd. (“Entrustor”);

Party B: Tianjin Wanshitong Business Management Consulting Co., Ltd (“Entrustee”).

WHEREAS, Party A intends to acquire the state-owned equity interest in Tianjin Huaneng Group Energy Equipment Co., Ltd. (hereinafter refer to as “Tianjin Huaneng”) held by Tianjin Municipal Ji County State-owned Assets Administration Commission (hereinafter refer to as the “SAAC”), and in order to facilitate the transfer of the aforementioned equity interest, Party A desires to entrust Party B to coordinate the equity acquisition;

THEREFORE, based on the principle of good faith bargaining, Party A and Party B, via negotiations, hereby agree as follows:

Article 1: Entrusted Matters
1.	Assisting Party A to design, amend and complete the plan of acquisition;
2.	Assisting Party A to communicate, coordinate with all relevant governments of Tianjin and Ji County , to facilitate the work of public relations;
3.	Assisting Party A to negotiate and mediate with People’s Government of Tianjin Ji County and the SAAC in order to accelerate relevant process;
4.	According to Party A’s request, assisting Party A to complete other work during the acquisition.

Article 2: Service Fee
In consideration of the entrustment provided in Article 1, Party B shall receive RMB 5,860,000 as the service fee. Party A shall pay Party B in lump-sum within ONE month after Tianjin Huaneng registers the change of equity interest with the Bureau of Administration of Industry and Commerce.

Article 3: Liability for Breach of Contract
Upon the effectiveness of this Contract, both parties shall duly perform the obligations agreed to herein. Any failure by either party to perform the obligations stipulated in this Contract, in part or in whole, shall constitute a breach of the Contract. The breaching party shall compensate the non-breaching party for the losses incurred as a result of such breach.

Article 4: Dispute Resolution
In the event that no agreement is reached as to the settlement of any dispute arising out of the execution of this Contract, both parties hereby agree to submit the dispute to Beijing Arbitration Committee for arbitration.

Article 5: Effectiveness of the Contract
The originals of the Contract are in duplicate, and each party shall hold one. The Agreement shall be effective after it is duly signed by both parties with seals affixed and until the Party B’s completion of the entrustment.

(Signature Page)

Party A: Beijing Deli Solar Technology Development Co., Ltd.

(Seal) affixed Legal Representative (authorized representative): /s/ Deli Du (Signature) Deli Du Date: 08/07/2007

Party B: Party B: Tianjin Wanshitong Business Management Consulting Co., Ltd

(Seal) affixed Legal Representative (authorized representative): /s/ Wantong Zheng (Signature) Wantong Zheng Date: 08/07/2007